Exhibit 99.1

April 28, 2010

Tetra Tech Reports Second Quarter Results

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the second quarter ended March 28, 2010.

Second Quarter Results

Revenue in the quarter was $469.5 million, and revenue, net of subcontractor costs(1), was $325.9 million.  These figures compare to $522.3 million and $332.2 million, respectively, for the same quarter last year.  Operating income was $23.5 million and net income was $14.3 million, compared to $27.8 million and $19.2 million, respectively, for the same quarter last year.  Diluted EPS were $0.23, compared to $0.32 for the same quarter last year.  Last year’s $0.32 of diluted EPS included a discrete tax benefit of $0.055.  Backlog was $1.67 billion, compared to $1.66 billion at the end of the same quarter last year and $1.61 billion at the end of the first quarter of 2010.  Cash generated from operations was $45.2 million, compared to $74.3 million generated in the same quarter last year.

Six Month Results

Revenue for the first six months was $1,011.5 million, and revenue, net of subcontractor costs, was $669.4 million.  These figures compare to $1,161.0 million and $662.2 million, respectively, for the same period last year.  Operating income was $54.6 million and net income was $33.0 million, compared to $56.4 million and $35.5 million, respectively, for the same period last year.  Diluted EPS were $0.53, compared to $0.59 for the same period last year.  Last year’s $0.59 of diluted EPS included a discrete tax benefit of $0.055.  Cash generated from operations was $40.0 million, compared to $46.6 million generated in the same period last year.

Tetra Tech’s Chairman and CEO, Dan Batrack commented, “Our second quarter results were in line with our net revenue and EPS guidance.  New orders were strong this quarter, which drove backlog growth sequentially and year-over-year.  Cash generation increased our net cash position to more than $100 million, providing us a strong balance sheet for future growth.  Federal and commercial wind energy construction management awards remain delayed due to the continued slow pace of federal spending and the commercial market downturn.  Accordingly, we are forecasting that the remainder of fiscal 2010 will reflect net revenue growth in our front-end consulting and engineering services and a modest net revenue decline in our back-end construction management services.”

(1) Tetra Tech’s revenue includes a significant amount of subcontractor costs and, therefore, the Company believes revenue, net of subcontractor costs, which is a non-GAAP financial measure, provides a valuable perspective on its business results.

	Three Months Ended		Six Months Ended
In thousands (except EPS data)	March 28, 2010	March 29, 2009	March 28, 2010	March 29, 2009
Revenue	$469,528	$522,305	$1,011,485	$1,160,988
Subcontractor costs	(143,594)	(190,091)	(342,059)	(498,748)
Revenue, net of subcontractor costs	325,934	332,214	669,426	662,240
Operating income	23,527	27,830	54,643	56,446
Interest expense, net	(352)	(852)	(607)	(1,768)
Income tax expense	(8,846)	(7,764)	(20,998)	(19,156)
Net income	$14,329	$19,214	$33,038	$35,522
Earnings per share:
Basic	$0.23	$0.32	$0.54	$0.59

Diluted	$0.23	$0.32	$0.53	$0.59

Weighted-average common shares outstanding:
Basic	61,511	60,014	61,291	59,832
Diluted	62,168	60,771	62,083	60,480

Business Outlook

The following statements are based on current expectations.  These statements are forward-looking and the actual results could differ materially.  These statements do not include the potential impact of transactions that may be completed or developments that become evident after the date of this release.  The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech expects diluted EPS for the third quarter of fiscal 2010 to be in the range of $0.27 to $0.31.  Revenue, net of subcontractor costs, for the third quarter is expected to range from $350 million to $370 million.  For fiscal 2010, Tetra Tech now expects diluted EPS to be $1.10 to $1.18.  Revenue, net of subcontractor costs, for fiscal 2010 is now expected to range from $1.375 billion to $1.425 billion.

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the second quarter results through a link posted on the Company’s website at www.tetratech.com on April 29, 2010 at 8:00 a.m. (PDT).

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About Tetra Tech (www.tetratech.com)

Tetra Tech is a leading provider of consulting, engineering, program management, construction, and technical services addressing the resource management and infrastructure markets.  The Company supports government and commercial clients by providing innovative solutions focused on water, the environment, and energy.  With approximately 10,000 employees worldwide, Tetra Tech’s capabilities span the entire project life cycle.

CONTACTS:
Jorge Casado, Investor Relations
Talia Starkey, Media & Public Relations
(626) 470-2844

Forward-Looking Statements

This news release contains forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information concerning future events and the future financial performance of Tetra Tech that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are urged to read the documents filed by Tetra Tech with the SEC, specifically the most recent reports on Form 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify risk factors that could cause actual results to differ materially from the forward-looking statements. Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are:  worldwide political and economic uncertainties; fluctuations in annual revenue, expenses and operating results; the cyclicality in demand for state and local government and commercial services; credit risks associated with certain commercial clients; concentration of revenues from government agencies and funding disruptions by these agencies; a shift in U.S. defense spending; a delay in the completion of the U.S. government budget process; violations of government contractor regulations; dependence on winning or renewing federal, state and local government contracts; the delay or unavailability of public funding; the government’s right to modify, delay, curtail or terminate contracts at its convenience; the failure to properly manage projects; the loss of key personnel or the inability to attract and retain qualified personnel; the use of estimates and assumptions in the preparation of financial statements; the ability to maintain adequate utilization of our workforce; the use of the percentage-of-completion method of accounting; the inability to accurately estimate contract risks, revenue and costs; the failure to win or renew contracts with private and public sector clients; acquisition strategy and integration risks; goodwill or other intangible asset impairment; growth strategy management; adverse resolution of an IRS examination; backlog cancellation and adjustments; risks associated with international operations; the failure of partners to perform on joint projects; the failure of subcontractors to satisfy their obligations; changes in resource management or infrastructure industry laws, regulations or programs; changes in capital markets and the access to capital; credit agreement covenants; industry competition; the volatility of common stock value; liability risks and the ability to obtain or maintain adequate insurance; liability related to legal proceedings; the ability to obtain adequate bonding; employee, agent or partner misconduct; employee risks related to international travel; safety programs; conflict of interest issues; liabilities relating to environmental laws and regulations; force majeure events; protection of intellectual property rights; and the completion of the enterprise resource planning system. Any projections in this release are based on limited information currently available to

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Tetra Tech, which is subject to change. Although any such projections and the factors influencing them will likely change, Tetra Tech will not necessarily update the information, since Tetra Tech will only provide guidance at certain points during the year. Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release.

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TETRA TECH, INC.

Condensed Consolidated Balance Sheets

(unaudited - in thousands, except par value)

	March 28, 2010	September 27, 2009
Assets
Current Assets:
Cash and cash equivalents	$112,573	$89,185
Accounts receivable - net	449,665	506,316
Prepaid expenses and other current assets	54,106	55,167
Income taxes receivable	17,725	5,222
Total current assets	634,069	655,890

Property and equipment:
Land and buildings	11,612	10,555
Equipment, furniture and fixtures	132,505	126,249
Leasehold improvements	14,096	13,740
Total	158,213	150,544
Accumulated depreciation and amortization	(88,166)	(79,616)
Property and equipment - net	70,047	70,928

Goodwill	335,717	319,685
Intangible assets - net	31,483	33,769
Other assets	16,405	17,633
Total Assets	$1,087,721	$1,097,905

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$118,727	$149,352
Accrued compensation	69,879	88,793
Billings in excess of costs on uncompleted contracts	87,041	105,162
Deferred income taxes	18,483	9,645
Current portion of long-term debt	4,625	4,320
Other current liabilities	66,566	74,964
Total current liabilities	365,321	432,236

Deferred income taxes	7,696	4,615
Long-term debt	5,580	6,530
Other long-term liabilities	11,212	8,046

Commitments and contingencies

Stockholders’ Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding as of March 28, 2010 and September 27, 2009	—	—
Common stock - authorized, 150,000 shares of $0.01 par value; issued and outstanding, 61,708 and 61,257 shares as of March 28, 2010 and September 27, 2009, respectively	617	613
Additional paid-in capital	363,241	350,571
Accumulated other comprehensive income	17,948	12,226
Retained earnings	316,106	283,068
Total stockholders’ equity	697,912	646,478

Total Liabilities and Stockholders’ Equity	$1,087,721	$1,097,905

Tetra Tech, Inc.

Condensed Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 28,	March 29,	March 28,	March 29,
	2010	2009	2010	2009
Revenue	$469,528	$522,305	$1,011,485	$1,160,988
Subcontractor costs	(143,594)	(190,091)	(342,059)	(498,748)
Other costs of revenue	(262,429)	(265,893)	(536,139)	(531,578)
Selling, general and administrative expenses	(39,978)	(38,491)	(78,644)	(74,216)
Operating income	23,527	27,830	54,643	56,446

Interest expense - net	(352)	(852)	(607)	(1,768)
Income before income tax expense	23,175	26,978	54,036	54,678

Income tax expense	(8,846)	(7,764)	(20,998)	(19,156)

Net income	$14,329	$19,214	$33,038	$35,522

Earnings per share:
Basic	$0.23	$0.32	$0.54	$0.59
Diluted	$0.23	$0.32	$0.53	$0.59

Weighted-average common shares outstanding:
Basic	61,511	60,014	61,291	59,832
Diluted	62,168	60,771	62,083	60,480

TETRA TECH, INC

Condensed Consolidated Statements of Cash Flows

(unaudited - in thousands)

	Six Months Ended
	March 28,	March 29,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$33,038	$35,522

Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	15,957	12,485
Stock-based compensation	5,353	4,557
Excess tax benefits from stock-based compensation	(743)	(96)
Deferred income taxes	12,158	2,989
Provision for losses on contracts and related receivables	4,754	11,219
Exchange (gain) loss	(151)	117
(Gain) loss on disposal of property and equipment	(767)	24

Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	52,350	86,673
Prepaid expenses and other assets	1,294	(4,503)
Accounts payable	(31,148)	(57,081)
Accrued compensation	(19,946)	(27,016)
Billings in excess of costs on uncompleted contracts	(18,121)	(12,212)
Other liabilities	(2,686)	572
Income taxes receivable/payable	(11,294)	(6,634)
Net cash provided by operating activities	40,048	46,616

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(9,495)	(9,791)
Payments for business acquisitions, net of cash acquired	(12,216)	(94,688)
Proceeds from sale of discontinued operation	—	192
Proceeds from sale of property and equipment	1,640	122
Net cash used in investing activities	(20,071)	(104,165)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt	(550)	(69,365)
Proceeds from borrowings	—	116,000
Excess tax benefits from stock-based compensation	743	96
Net proceeds from issuance of common stock	2,556	2,056
Net cash provided by financing activities	2,749	48,787

EFFECT OF EXCHANGE RATE CHANGES ON CASH	662	76

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	23,388	(8,686)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	89,185	50,902
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$112,573	$42,216

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$648	$1,431
Income taxes, net of refunds received	$20,560	$22,683